 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-295033
PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 14, 2026)
36,057,692 shares
Lucid Group, Inc.
Common Stock
We are offering 36,057,692 shares of our Class A common stock, par value $0.0001 per share (“common stock”).
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LCID.” On April 13, 2026, the last reported sale price of our common stock was $9.24 per share.
The underwriter has agreed to purchase the shares of common stock from us at a price of $8.112 per share, which will result in approximately $291.5 million of net proceeds to us, after estimated expenses.
The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. See “Underwriting.”
Delivery of the shares of our common stock will be made on or about April 15, 2026.
Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities

April 14, 2026

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
Neither we nor the underwriter have authorized anyone to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the underwriter are making an offer of these securities in any jurisdiction where such offer is not permitted.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement is not intended to, and does not imply, a relationship with or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.

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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of this offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

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information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025;

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our Current Reports on Form 8-K, filed with the SEC on January 23, 2026, February 24, 2026 (only with respect to Item 2.05 and 8.01 therein and the related exhibits thereto), April 14, 2026 (only with respect to Item 5.02 therein and the related exhibits thereto) and April 14, 2026 (only with respect to Items 1.01, 3.02, 3.03, and 8.01 therein and the related exhibits thereto); and

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the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-39408), filed with the SEC on July 23, 2021 and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, including any information and related exhibits under Item 2.02 and Item 7.01 of Current Report on Form 8-K, that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us by mail: 7373 Gateway Boulevard, Newark, CA 94560, Attention: Investor Relations, by email: investor@lucidmotors.com or by telephone: (510) 648-3553. Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and any amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “scheduled” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies, management, and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to battery and powertrain systems, software, and strategic partnerships, technology features and capabilities, manufacturing capabilities and facilities, logistics and supply chain, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our distribution strategy, our financial and operating outlook, future market launches and international expansion, including our manufacturing facility in Saudi Arabia and related timing and value to us, our needs for additional financing, the closing of the Uber Private Placement (as defined below) and the PIF Private Placement (as defined below) and the promise of our technology. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
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changes in domestic and foreign business, economic, market, financial, political, regulatory and legal conditions, including changes of policies, imposition or proposed imposition of tariffs, export controls, threat of a trade war, the risk of a global economic recession or other downturn, bank closures and liquidity concerns at financial institutions, and global or regional conflicts or other geopolitical events, including the military operations in the Gulf region and the Middle East, and the potential escalation and broadening of the war in Iran;

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risks related to changes in overall demand for our products and services and cancellation of orders for our vehicles;

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risks related to prices and availability of commodities and components, including rare-earth minerals, semiconductors and their related products, and other materials, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of our vehicles;

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risks related to the uncertainty of our projected financial and operational information;

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risks related to the timing of expected business milestones and commercial product launches;

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risks related to the construction and expansion of our manufacturing facilities and the increase of our production capacity;

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our ability to manage expenses and control costs;

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risks related to future market adoption of our offerings;

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the effects of competition and the pace and depth of electric vehicle (“EV”) adoption generally on our business;

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changes in regulatory requirements, policies, and governmental incentives;

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changes in fuel and energy prices;

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our ability to rapidly innovate;

S-iv

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our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers, including our ability to realize the anticipated benefits of our partnerships with Aston Martin, Uber Technologies, Inc. (“Uber”), Nuro, Inc. and NVIDIA Corporation;

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our ability to effectively manage our growth and recruit and retain key employees, including our executive team;

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the ongoing need to attract, retain, and motivate key employees, including engineering and management employees, as we have undertaken multiple significant management changes in the past;

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risks related to potential vehicle recalls;

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our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

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risks related to our Convertible Senior Notes (as defined below) and Redeemable Convertible Preferred Stock (as defined below);

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availability, reduction or elimination of, and our ability to obtain and effectively utilize, zero emission vehicle credits, tax incentives, and other governmental and regulatory programs and incentives;

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our ability to conduct equity, equity-linked, or debt financing in the future;

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our ability to pay interest and principal on our indebtedness;

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future changes to vehicle specifications which may impact performance, features, pricing, and other expectations;

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the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

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the intended use of the net proceeds from this offering; and

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other factors disclosed in this prospectus supplement or our other filings with the SEC.

The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference herein, and as may be updated in this prospectus supplement and in filings we make with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we currently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update the forward-looking statements at some point in the future, we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus supplement.

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SUMMARY
This summary highlights selected information and does not contain all of the information that may be important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are described in “Where You Can Find More Information.” Unless the context requires otherwise or unless otherwise specified, references in this prospectus supplement to “Lucid,” “we,” “our,” “us,” and the “Company” refer to Lucid Group, Inc. and its consolidated subsidiaries.
About Lucid
We are a technology company that is shaping the future of mobility through our innovations, advanced technology, and software-defined vehicle platforms. Our award-winning Lucid Air and Lucid Gravity set new standards with their unmatched combination of performance, range, space and efficiency. Our focus on in-house hardware and software innovation, vertical integration, and a “clean sheet” approach to engineering and design led to the development of the award-winning Lucid Air and Lucid Gravity, and upcoming Midsize platform.
We sell vehicles directly to consumers in North America through our retail sales network and online channels, including Lucid Financial Services. We believe that owning and operating our sales network provides the best opportunity to closely manage the customer experience, gather direct feedback, and ensure that every interaction is tailored to customer needs. We are also actively exploring alternative importer and agency models to enhance flexibility and optimize our distribution strategy in response to evolving market dynamics. We also own and operate a vehicle service network comprised of service centers in major metropolitan areas and a fleet of mobile service vehicles. In addition to our in-house capabilities, we continue to grow an approved list of specially trained collision repair shops, which in some cases serve as repair hubs for mobile service.
Recent Developments
New CEO Appointment
On April 14, 2026, we announced that Silvio Napoli will be the Company’s next Chief Executive Officer (“CEO”). Mr. Napoli is expected to be appointed as the Company’s CEO in the coming weeks once he receives the right to work in the United States. In addition, Mr. Napoli is expected to be appointed to the Company’s board of directors (the “Board”) and Executive Committee thereof, in each case, on April 15, 2026.
PIF Private Placement
On April 14, 2026, we entered into a subscription agreement (the “PIF Subscription Agreement”) between us and Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (“Ayar”), an affiliate of the Public Investment Fund (“PIF”) and the Company’s majority shareholder. Pursuant to the PIF Subscription Agreement, Ayar agreed to purchase from us 55,000 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Convertible Preferred Stock”), for an aggregate purchase price of $550.0 million in a private placement (the “PIF Private Placement”). The PIF Private Placement is expected to close no later than the 10th business day following the date of the PIF Subscription Agreement and is subject to customary closing conditions.
Uber Transactions
Vehicle Production Agreement
On April 14, 2026, we announced the entry into a Second Vehicle Production Agreement (the “Second VPA”) with Uber, under which Uber and its designated fleet operators have agreed to purchase a minimum commitment of 25,000 Lucid Midsize platform vehicles for use as robotaxis that have been modified to include certain autonomous driving hardware and other features over a six-year period following the start of production. Start of production of Lucid Midsize Plus vehicles is targeted to occur in late 2028.
Pursuant to the offset provisions under the Vehicle Production Agreement we entered into with Uber on July 16, 2025, the Minimum Quantity Guarantee increased the aggregate number of Lucid Gravity Plus (as defined therein) and Lucid Midsize Plus vehicles Uber is committed to purchase to 35,000 units.
Uber Private Placement
On April 14, 2026, in connection with the Second VPA, we and a subsidiary of Uber, SMB Holding Corporation (“SMB”), entered into a subscription agreement (the “Uber Subscription Agreement”), under which we agreed to issue and SMB agreed to purchase, in a private placement (the “Uber Private Placement”), $200.0 million of our common stock. The Uber Private Placement is expected to close on April 15, 2026, and is subject to customary closing conditions.
DDTL Credit Facility
On April 1, 2026, we borrowed $500.0 million under the unsecured delayed draw term loan facility (the “DDTL Credit Facility,” and such draw, the “DDTL Draw”) provided by the credit agreement, dated August 4, 2024, by and between us and Ayar, as the sole lender, and as administrative agent thereunder, as amended from time to time. On April 14, 2026, we entered into an Amendment No. 2 to Credit Agreement (the “DDTL Amendment”), pursuant to which the aggregate undrawn delayed draw term commitments under the DDTL Credit Facility were increased by $500 million, such that, after giving effect to such increase, the sum of outstanding delayed draw term loans and aggregate undrawn delayed draw term commitments was increased to approximately $2.5 billion.
The DDTL Amendment, among other things, eliminated the minimum liquidity covenant and removed the requirement that the Company fully utilize the borrowing availability under the ABL Credit Agreement (as defined therein) prior to making borrowings under the DDTL Credit Facility.
Preliminary Financial Results
Although our financial results for the quarter ended March 31, 2026 are not yet finalized, we estimate that our financial results will fall within the following ranges.
	Quarter Ended March 31, 2026
	Low	High
	(in thousands)
Statement of Operations Data:
Revenue	$280,000	$284,000
Loss from operations	$(985,000)	$(1,005,000)
Balance Sheet Data:
Cash and cash equivalents (at end of period)	$700,356	$700,356
Long-term debt (at end of period)	$2,047,844	$2,047,844
As of March 31, 2026, we had approximately $3.16 billion of total liquidity, consisting of (i) approximately $714.0 million in cash, cash equivalents, and investment balances, (ii) approximately $1.98 billion available under our DDTL Credit Facility, (iii) approximately $468.4 million available under our ABL Credit Facility (as defined below) and (iv) approximately $2.3 million available under our GIB Credit Facility (as defined below). Availability under our ABL Credit Facility is subject to the value of eligible assets in the borrowing base.
The foregoing estimates are preliminary as the Company is in the process of completing its closing procedures for the quarter ended March 31, 2026. The preliminary estimates are based solely upon information available to the Company as of the date of this Current Report on Form 8-K and actual results may differ from these estimates subject to the completion of the Company’s quarter-end closing procedures, final adjustments and developments that may arise between now and the time the financial results for the quarter ended March 31, 2026 are finalized. Investors should refer to the actual results included in the Company’s financial statements for the quarter ended March 31, 2026 once it becomes available upon filing of the Company’s Quarterly Report on Form 10-Q.
The Company’s independent registered public accounting firm has not reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.
As previously announced, during the quarter ended March 31, 2026, we produced 5,500 vehicles and delivered 3,093 vehicles. We also reaffirmed our previously shared production guidance of 25,000 – 27,000 vehicles.
On April 3, 2026, we reduced contractor headcount at our AMP-1 facility to improve cost efficiency. This will not result in a material change to us.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive office is located at 7373 Gateway Boulevard, Newark, CA 94560 and our telephone number is (510) 648-3553. We maintain a website at https://www.lucidmotors.com. The information on, or accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference.
Controlled Company Exemption
As of March 31, 2026, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the eight directors to the Board. On and after April 15, 2026, Ayar is expected to have the ability to nominate five of the nine directors to the Board. Ayar is an affiliate of PIF.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the description of our capital stock contained in Exhibit 4.10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Any investment in our common stock involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Issuer
Lucid Group, Inc.
Common stock offered by us
36,057,692 shares of our common stock.
Common stock to be outstanding after this offering
363,423,754 shares of our common stock.
Use of proceeds
We intend to use the net proceeds from the sale of our common stock in this offering for general corporate purposes, including capital expenditures and working capital. See “Use of Proceeds” on page S-14.
Nasdaq Global Select Market ticker symbol for common stock
“LCID.”
Risk factors
Investing in our common stock involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Transfer agent and registrar
Equiniti Trust Company.
Unless we specifically state otherwise or the context otherwise requires, the information above is as of December 31, 2025, does not give effect to any awards of stock options or restricted stock units (“RSUs”) after December 31, 2025, the exercise of warrants or stock options or the settlement of RSUs after December 31, 2025, or any accrual of dividends under our Redeemable Convertible Preferred Stock, and excludes:
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4,435,000 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2025, each with an exercise price of $115.0 per share;

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2,030,874 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, with a weighted average exercise price of $19.09 per share;

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19,983,583 shares subject to RSUs outstanding as of December 31, 2025;

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3,431,856 shares of our common stock reserved for future issuance under the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto) as of December 31, 2025;

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up to 372,950 shares of our common stock issuable upon the conversion of our 1.25% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”);

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up to 36,666,630 shares of our common stock issuable upon the conversion of our 5.00% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”);

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up to 46,846,313 shares of our common stock issuable upon the conversion of our 7.00% Convertible Senior Notes due 2031 (the “2031 Convertible Notes,” and together with the 2026 Convertible Notes and the 2030 Convertible Notes, the “Convertible Senior Notes”);

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up to 32,526,595 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Convertible Preferred Stock”);

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up to 19,358,849 shares of our common stock issuable upon the conversion of our (“Series B Convertible Preferred Stock,” together with the outstanding Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock to be issued to Ayar, the “Redeemable Convertible Preferred Stock”);

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any shares of our common stock underlying the Series C Convertible Preferred Stock to be issued to Ayar in the PIF Private Placement; and

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any shares of our common stock to be issued to Uber in the Uber Private Placement.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The summary historical consolidated statements of operations data of Lucid for the years ended December 31, 2025, 2024 and 2023 and the summary historical consolidated balance sheets data as of December 31, 2025 and 2024 are derived from Lucid’s audited consolidated financial statements incorporated by reference into this prospectus supplement.
Lucid’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. The following data should be read together with, and is qualified in its entirety by reference to, “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and the accompanying notes included, as applicable, in this prospectus supplement and our reports filed with the SEC incorporated by reference into this prospectus supplement. Among other things, the historical consolidated financial statements include more detailed information regarding the basis of presentation for the information in the following data.
Statement of Operations Data
	Fiscal Years Ended December 31,
	2025	2024	2023
	(in thousands, except share and per share numbers)
Revenue	$1,353,790	$807,832	$595,271
Costs and expenses(1)
Cost of revenue	2,610,176	1,730,943	1,936,066
Research and development	1,211,397	1,176,453	937,012
Selling, general and administrative	1,033,970	900,952	797,235
Restructuring charges	—	20,304	24,546
Total cost and expenses	4,855,543	3,828,652	3,694,859
Loss from operations	(3,501,753)	(3,020,820)	(3,099,588)
Other income (expense), net
Change in fair value of common stock warrant liability	19,514	34,150	86,926
Change in fair value of equity securities of a related party	(15,785)	(43,057)	5,999
Change in fair value of derivative liability associated with redeemable convertible preferred stock (related party)	623,225	155,350	—
Gain on extinguishment of debt	121,765	—	—
Interest income	156,443	213,026	204,274
Interest expense	(95,101)	(32,923)	(24,915)
Other income (expense), net	(8,692)	(18,469)	(90)
Total other income, net	801,369	308,077	272,194
Loss before provision for (benefit from) income taxes	(2,700,384)	(2,712,743)	(2,827,394)
Provision for (benefit from) income taxes	(2,333)	1,199	1,026
Net loss	(2,698,051)	(2,713,942)	(2,828,420)
Accretion of redeemable convertible preferred stock (related party)	(983,648)	(347,610)	—
Net loss attributable to common stockholders, basic	(3,681,699)	(3,061,552)	(2,828,420)
Interest expense on 2026 Notes	14,309	—	—
Gain on extinguishment of debt	(121,765)	—	—
Net loss attributable to common stockholders, diluted	$(3,789,155)	$(3,061,552)	$(2,828,420)

	Fiscal Years Ended December 31,
	2025	2024	2023
	(in thousands, except share and per share numbers)
Weighted average shares outstanding attributable to common stockholders, basic	311,680,046	244,517,654	208,177,262
Weighted average shares outstanding attributable to common stockholders, diluted	313,400,136	244,517,654	208,177,262
Net loss per share attributable to common stockholders, basic	$(11.81)	$(12.52)	$(13.59)
Net loss per share attributable to common stockholders, diluted	$(12.09)	$(12.52)	$(13.59)
Other comprehensive income (loss)
Net unrealized gains on investments, net of tax	$3,860	$1,942	$12,669
Foreign currency translation adjustments	9,931	(8,891)	3,753
Total other comprehensive income (loss)	13,791	(6,949)	16,422
Comprehensive loss	(2,684,260)	(2,720,891)	(2,811,998)
Accretion of redeemable convertible preferred stock (related party)	(983,648)	(347,610)	—
Comprehensive loss attributable to common stockholders	$(3,667,908)	$(3,068,501)	$(2,811,998)

(1)
Includes stock-based compensation expense as follows:

	Fiscal Years Ended December 31,
	2025	2024	2023
	(in thousands)
Cost of revenue	$3,325	$4,335	$3,590
Research and development	183,770	172,190	137,703
Selling, general and administrative	84,180	110,827	117,433
Restructuring charges	—	(1,480)	(1,443)
Total	$271,275	$285,872	$257,283
Balance Sheet Data
	Fiscal Years Ended December 31,
	2025	2024
	(in thousands)
Assets
Cash and cash equivalents	$997,827	$1,606,865
Total assets	8,386,981	9,647,931
Liabilities
Debt, net of current portion	2,046,576	2,002,151
Common stock warrant liability	—	19,514
Total liabilities	5,386,204	4,475,277
Redeemable Convertible Preferred Stock
Series A redeemable convertible preferred stock	1,339,641	730,025
Series B redeemable convertible preferred stock	943,849	569,817

	Fiscal Years Ended December 31,
	2025	2024
	(in thousands)
Stockholders’ Equity
Common stock	33	30
Additional paid-in capital	16,337,023	16,808,291
Accumulated deficit	(15,610,745)	(12,912,694)
Total stockholders’ equity	$717,287	$3,872,812

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition.
Risks Related to this Offering and Our Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.
The issuance of additional shares of our common stock or other equity or equity-linked securities, including upon conversion, optional redemption or repurchase of convertible securities, or sales of a significant portion of our common stock, could depress the market price of our common stock.
Future issuances of shares of our common stock, or of securities convertible into or exercisable for our common stock, could depress the market price of our common stock and result in significant dilution for holders of our common stock. This includes the potential issuance of a substantial number of shares of our common stock upon the conversion, optional redemption, or repurchase of our Redeemable Convertible Preferred Stock. The Redeemable Convertible Preferred Stock is convertible into our common stock at specified conversion prices, subject to customary anti-dilution adjustments, and the number of shares issuable upon conversion may increase over time due to the compounding of dividends at an initial rate of 9% per annum, which are not subject to any cap or sunset provisions and may accrue in perpetuity. As a result, the number of shares of common stock issuable upon conversion of the Redeemable Convertible Preferred Stock may continue to increase, further diluting the ownership interests of existing common stockholders.
In addition, in certain circumstances, including in connection with a mandatory conversion, optional redemption, or a fundamental change (as defined in the respective Certificate of Designations of the Redeemable Convertible Preferred Stock), holders of the Redeemable Convertible Preferred Stock may be entitled to receive “Minimum Consideration (as defined in the respective Certificate of Designations of the Redeemable Convertible Preferred Stock).” If the value of the Minimum Consideration exceeds the Accrued Value (as defined in the respective Certificate of Designations of the Redeemable Convertible Preferred Stock) of the Redeemable Convertible Preferred Stock, we would be required to issue a number of shares of common stock that is presently indeterminable and, particularly if our stock price is substantially below the initial conversion price, such issuances could result in significant dilution to the common stockholders which could have a material adverse effect on the market prices of our common stock and on our financial condition, liquidity, and ability to obtain additional financing.
The exercise of our outstanding warrants and options, the vesting and settlement of our RSUs and the conversion of our Convertible Senior Notes may also result in additional dilution to holders of our common stock. In the future, we may issue additional shares of our common stock, or securities convertible into or exercisable for common stock, in connection with generating additional capital, future acquisitions, repayment of outstanding indebtedness, under our stock incentive plan, or for other reasons.

The market price of shares of our common stock could decline as a result of substantial sales of common stock or securities convertible into shares of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
In addition, pursuant to the Investor Rights Agreement, dated February 22, 2021 (as amended from time-to-time, the “Investor Rights Agreement”), Ayar, and certain other parties thereto are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights with respect to their shares of common stock (including shares of common stock underlying the Redeemable Convertible Preferred Stock held by Ayar) and Ayar’s shares of the Redeemable Convertible Preferred Stock. We also provided certain registration rights to SMB with respect to the shares of common stock previously issued to it in September 2025 and the shares of common stock to be issued to it in connection with the Uber Private Placement. If either pursuant to any registration statement or through another avenue, one or more of these stockholders were to sell a substantial portion of the securities they hold, including any common stock issued upon conversion, redemption or repurchase of our Redeemable Convertible Preferred Stock, it could cause the trading price of our common stock to decline. Furthermore, given Ayar’s substantial concentration in ownership of our common stock and the Redeemable Convertible Preferred Stock, if Ayar were to elect to sell in the open market or in private placement transactions, it could have the effect of increasing the volatility in our stock price or putting significant downward pressure on the price of our common stock.
Securities or industry analysts may or may not publish research or reports about us, our business, our market, or change their recommendations regarding our common stock adversely, which could cause the price and trading volume of our common stock to decline.
The trading market for our common stock can be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors.
Similarly, if any of the analysts who do cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock may decline. If any analyst who covers us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
The price of our common stock has been, and may continue to be, volatile, and this volatility may negatively impact the trading price of our common stock.
The trading price of our common stock has fluctuated substantially. The trading price of our common stock depends on many factors, including those described elsewhere in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause investors to lose all or part of the investment in our common stock since investors might be unable to sell them at or above the price the investor paid for them. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for it. In such circumstances, the trading price of our common stock may not recover and may experience a further decline.
Factors affecting the trading price of our common stock may include:
•
market conditions in the broader stock market in general, or in our industry in particular;

•
actual or anticipated fluctuations in our quarterly financial or operating results or the quarterly financial or operating results of companies perceived to be similar to ours;

•
changes in the market’s expectations about our operating results;

•
the public’s reaction to our press releases, other public announcements and filings with the SEC;

•
the public’s reaction to financial projections and any other guidance or metrics that we may publicly disclose, including any decision to adjust or withdraw such financial projections, guidance or metrics;

•
speculation in the press or investment community;

•
actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

•
lower-than-anticipated industry-wide EV adoption rates or perception that EV demand is slowing;

•
the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
the timing of the achievement of objectives under our business plan and the timing and amount of costs we incur in connection therewith;

•
changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•
operating and stock price performance of other companies that investors deem comparable to ours;

•
market reaction to any of our strategic partners;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation or investigations involving us;

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of our common stock available for public sale, including as a result of conversion of our Convertible Senior Notes or our Redeemable Convertible Preferred Stock;

•
any major change in our Board or management;

•
sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•
general economic and political conditions, such as uncertainties in trade policies, the imposition or proposed imposition of tariffs, export controls, threat of a trade war, recessions, interest rate changes, inflation, bank closures and liquidity concerns at financial institutions, changes in diplomatic and trade relationships, fluctuations in foreign currency exchange rates, acts of war or terrorism, and natural disasters; and

•
other risk factors listed in this section “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to ours could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including global or regional conflicts and other geopolitical events, natural disasters, and any other global pandemics, as well as general economic, political and market conditions such as recessions, inflation, bank closures and liquidity concerns at financial institutions, or interest rate changes, may seriously affect the market price of our common stock and other securities, regardless of our actual operating performance. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Furthermore, the stock markets in general, and the markets for technology and EV stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of the companies. The trading price of our common stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, hedging activity by holders of the Convertible Senior Notes may impact the market price of our common stock, in particular during any redemption conversion period in connection with a redemption of the Convertible Senior Notes or any observation period for a conversion of the Convertible Senior Notes.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
Our substantial indebtedness could adversely affect our financial condition and our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy.
We are a highly leveraged company. As of December 31, 2025, we and our subsidiaries had approximately $2.7 billion of indebtedness for borrowed money and we and our subsidiaries had availability of approximately $2.4 billion under the existing loan agreements and credit facilities subject to certain covenants.
Our substantial indebtedness could have important consequences to you. For example, it could:
•
increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
place us at a competitive disadvantage compared to our competitors that have less debt; and

•
limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

We are a “controlled company” within the meaning of the applicable Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
As of March 31, 2026, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of the Nasdaq rules, and as a result, we qualify for exemptions from certain corporate governance requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to have: (a) a majority of independent directors on the board; (b) a nominating committee comprised solely of independent directors; (c) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (d) director nominees selected, or recommended for the selection by the board, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although currently we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Ayar also has the ability to nominate five of the eight directors to our Board.
In addition, for so long as Ayar holds the Redeemable Convertible Preferred Stock and as result of the consent and voting rights of the Redeemable Convertible Preferred Stock, coupled with the voting rights associated with Ayar’s existing ownership of common stock in the Company, Ayar has significant power to influence the outcome over any matter submitted for the vote of the holders of our common stock and to influence certain matters affecting our governance and capitalization. Further, Ayar is entitled to receive additional shares of our common stock under the prepaid forward transactions that Ayar entered into with a forward counterparty that is an affiliate of one of the initial purchasers of the 2030 Convertible Notes and the 2031 Convertible Notes. This concentration of ownership and voting power allows Ayar to exercise control over certain decisions, in particular with regards to governance and capitalization matters, including matters requiring approval by our stockholders (such as, subject to the Investor Rights Agreement, the election of directors and the approval of mergers or other extraordinary transactions), regardless of whether or not other stockholders believe that the transaction is in their own best interests.
The interests of Ayar may differ from the interests of our other stockholders and, as such, Ayar’s voting power and influence over us may decrease the relative interests of our other stockholders or of the Company. Such concentration of voting power could also have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $291.5 million, after deducting the estimated expenses of this offering. We intend to use the net proceeds from the sale of our common stock in this offering for general corporate purposes, including capital expenditures and working capital.

DIVIDENDS
We have not paid any cash dividends on our common stock to date and we do not anticipate declaring any cash dividends in the foreseeable future. The payment of cash dividends in the future is dependent upon our revenues and earnings, if any, capital requirements, the terms of any indebtedness and general financial condition. Both of our ABL Credit Facility and DDTL Credit Facility contain restrictions on our ability to pay dividends. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and short-term investments, and our capitalization as of December 31, 2025:
•
on an actual basis;

•
as adjusted to give effect to the PIF Private Placement, the Uber Private Placement and the DDTL Draw; and

•
as further adjusted to give further effect to this offering, after deducting estimated offering expenses payable by us.

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes from our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of December 31, 2025
	Actual	As Adjusted	As Further Adjusted
	(in millions, except for share and per share amounts and footnotes)
Cash, cash equivalents and short-term investments	$1,628.9	$2,878.9	$3,170.5
Debt (including current portion):
2026 Convertible Notes(1)	204.3	204.3	204.3
2030 Convertible Notes(2)	1,100.0	1,100.0	1,100.0
2031 Convertible Notes(3)	975.0	975.0	975.0
ABL Credit Facility(4)	—	—	—
GIB Credit Facility(5)	468.0	468.0	468.0
DDTL Credit Facility(6)	—	500.0	500.0
SIDF Loan(7)	—	—	—
Total debt	2,747.3	3,247.3	3,247.3
Redeemable Convertible Preferred Stock:
Preferred stock, 10,000,000 shares authorized, actual, as adjusted and as further adjusted, Series A redeemable convertible preferred stock, $0.0001 par value per share; 100,000 shares issued and outstanding, actual, as adjusted and as further adjusted (related party)(8)	1,339.6	1,339.6	1,339.6
Preferred stock, 10,000,000 shares authorized, actual, as adjusted and as further adjusted, Series B redeemable convertible preferred stock, $0.0001 par value per share; 75,000 shares issued and outstanding, actual, as adjusted and as further adjusted (related party)(9)	943.8	943.8	943.8
Preferred stock, 10,000,000 shares authorized, actual, as adjusted and as further adjusted, Series C redeemable convertible preferred stock, $0.0001 par value per share; 0 share issued and outstanding, actual; 55,000 shares issued and outstanding, as adjusted; 55,000 shares issued and outstanding, as further adjusted (related party)(10)	—	550.0	550.0
Total redeemable convertible preferred stock	2,283.5	2,833.5	2,833.5

	As of December 31, 2025
	Actual	As Adjusted	As Further Adjusted
	(in millions, except for share and per share amounts and footnotes)
Stockholders’ equity:
Common stock, $0.0001 par value per share; 1,500,000,000 shares authorized, actual, as adjusted and as further adjusted; 327,451,844 shares issued and 327,366,062 shares outstanding, actual; 351,490,306 shares issued and 351,404,524 shares outstanding, as adjusted; 387,547,998 shares issued and 387,462,216 shares outstanding, as further adjusted;(11)	0.033	0.035	0.039
Additional paid-in capital	16,337.0	16,537.0	16,828.6
Accumulated deficit	(15,610.7)	(15,610.7)	(15,610.7)
Total stockholders’ equity	717.3	917.3	1,208.8
Total capitalization	$5,748.1	$6,998.1	$7,289.6

(1)
Reflects outstanding principal amount.

(2)
Reflects outstanding principal amount.

(3)
Reflects outstanding principal amount.

(4)
In June 2022, we entered into a five-year senior secured asset-based revolving credit facility (the “ABL Credit Facility”) with a syndicate of banks. As of December 31, 2025, we had no outstanding borrowings and $104.1 million outstanding letters of credit under the ABL Credit Facility. The ABL Credit Facility provides for an initial aggregate principal commitment amount of up to $1.0 billion (including a $350.0 million letter of credit subfacility and a $100.0 million swingline loan subfacility), the availability of which amount is subject to the value of eligible assets in the borrowing base, and has a stated maturity date of June 9, 2027.

(5)
On April 29, 2022, and as amended on March 12, 2023 and February 24, 2025, our wholly-owned subsidiary Lucid, LLC, a limited liability company established in the Kingdom of Saudi Arabia (“Lucid LLC”), entered into a revolving credit facility agreement (as amended, the “GIB Credit Facility Agreement”). The GIB Credit Facility Agreement provides for a credit facility (the “GIB Credit Facility”) in an aggregate principal amount of SAR 1.9 billion (approximately $506.6 million). Loans under the GIB Credit Facility Agreement will have a maturity of no more than 12 months. As of December 31, 2025, we had outstanding borrowings of SAR 1,755.0 million (approximately $468.0 million) under the GIB Credit Facility Agreement, which was recorded within other current liabilities on consolidated balance sheets.

(6)
In August 2024, we entered into the DDTL Credit Facility with Ayar that may be used for working capital and general corporate purposes. The DDTL Credit Facility provides for a delayed draw term loan credit facility in an aggregate principal amount of $750.0 million and has a stated maturity date of August 4, 2029. In November 2025, we increased the aggregate principal amount of the DDTL Credit Facility from $750.0 million to approximately $1.98 billion. As of December 31, 2025, we had no outstanding borrowings under the DDTL Credit Facility. On April 1, 2026, we borrowed $500 million under the DDTL Credit Facility. On April 14, 2026, we entered into the DDTL Amendment, pursuant to which the aggregate undrawn delayed draw term commitments under the DDTL Credit Facility were increased by $500 million, such that, after giving effect to such increase, the sum of outstanding delayed draw term loans and aggregate undrawn delayed draw term commitments was increased to approximately $2.5 billion.

(7)
On February 27, 2022, Lucid LLC entered into a loan agreement (the “SIDF Loan Agreement”). Under the SIDF Loan Agreement, the Saudi Industrial Development Fund committed to provide loans to Lucid LLC in an aggregate principal amount of up to SAR 5.19 billion (approximately $1.4 billion). As of December 31, 2025, we had no outstanding borrowings under the SIDF Loan Agreement.

(8)
Reflects carrying value of the Series A Convertible Preferred Stock as of December 31, 2025. This table does not reflect the derivative liability amounts associated with the Series A Convertible Preferred Stock. As of December 31, 2025, the liquidation preference of the Series A Convertible Preferred Stock was $1,350.4 million.

(9)
Reflects carrying value of the Series B Convertible Preferred Stock as of December 31, 2025. This table does not reflect the derivative liability amounts associated with the Series B Convertible Preferred Stock. As of December 31, 2025, the liquidation preference of the Series B Convertible Preferred Stock was $949.2 million.

(10)
Reflects carrying value of the Series C Convertible Preferred Stock as of December 31, 2025 as if the issuance had occurred on December 31, 2025. This table does not reflect the derivative liability amounts associated with the Series C Convertible Preferred Stock.

(11)
The number of shares of common stock issued and outstanding is based on the number of shares of common stock outstanding as of December 31, 2025, does not give effect to any awards of stock options or RSUs after December 31, 2025 or the exercise of warrants or stock options or the settlement of RSUs after December 31, 2025, or any accrual of dividends under our Redeemable Convertible Preferred Stock, and excludes:

•
4,435,000 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2025, each with an exercise price of $115.0 per share;

•
2,030,874 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, with a weighted average exercise price of $19.09 per share;

•
19,983,583 shares subject to RSUs outstanding as of December 31, 2025;

•
3,431,856 shares of our common stock reserved for future issuance under the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto) as of December 31, 2025;

•
up to 372,950 shares of our common stock issuable upon the conversion of the 2026 Convertible Notes;

•
up to 36,666,630 shares of our common stock issuable upon the conversion of the 2030 Convertible Notes;

•
up to 46,846,313 shares of our common stock issuable upon the conversion of the 2031 Convertible Notes;

•
up to 32,526,595 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock;

•
up to 19,358,849 shares of our common stock issuable upon the conversion of our Series B Convertible Preferred Stock;

•
any shares of our common stock underlying the Series C Convertible Preferred Stock to be issued to Ayar in the PIF Private Placement; and

•
any shares of our common stock to be issued to Uber in the Uber Private Placement.

UNDERWRITING
BofA Securities, Inc. is acting as underwriter of this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us 36,057,692 shares of our common stock.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriter is purchasing the shares of common stock from us at $8.112 per share (representing approximately $291.5 million aggregate net proceeds to us, after estimated expenses). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
No Sales of Similar Securities
We, our executive officers and directors and certain other stockholders have agreed, with certain limited exceptions, that without the prior written consent of the underwriter, we and they will not, for a period of 60 days after the date of this prospectus supplement:
•
directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock;

•
exercise any right with respect to the registration of any of such common stock, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended; or

•
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

in each case, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person has agreed that, without the prior written consent of the underwriter, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock (other than any demand or exercise that does not result in the public filing of a registration statement by us). This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock, whether now owned or acquired later by us or such other person or for which we or such other person later acquires the power of disposition.
With respect to issuances or sales by us, these restrictions do not apply to the shares to be sold in this offering; any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement or the Series C Convertible Preferred Stock to be issued to Ayar in the PIF Private Placement; any shares of common stock issued upon the exercise, vesting or settlement of equity awards or the issuance of equity awards granted pursuant to our existing employee benefit plans existing on the date of this prospectus supplement; any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan existing on the date of this prospectus supplement; the entry into agreements to issue or the issuance of up to 5% of our outstanding common stock in connection with one or more acquisitions or strategic transactions, in each case subject to certain conditions; any action required to be taken under the Company’s Investor Rights Agreement; the resale registration set forth in the Uber Subscription Agreement; or any shares of common stock or convertible preferred stock issued pursuant to the terms of the Uber Private Placement or the PIF Private Placement.
With respect to sales by our directors and our executive officers, subject to certain customary conditions, these restrictions do not apply to transfers made by will, other testamentary document or intestacy; as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes; to any trust for the benefit of the director or officer; or the immediate family of the director or officer; to a partnership, limited liability company or other entity of which the director or officer and the immediate family of the director or officer are the legal and beneficial owner of all of the outstanding equity securities; if the lock-up agreement signatory is a business entity, to another business entity that is an affiliate of the director or officer, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the director or officer or affiliates of the director or officer, or as part of a distribution to members or shareholders of the lock-up agreement signatory; to a nominee or custodian of any person or entity to whom a transfer would be permissible under any of the preceding exceptions set forth in this sentence; in the case of an individual, by operation of law; from an employee or a director of, or a service provider to, the Company or any of its subsidiaries upon the death, disability or termination of employment, in each case, of such person; pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of shares of the Company’s capital stock involving a change of control; in connection with the exercise of any stock options or warrants, or the vesting or settlement of any restricted stock units or other compensatory equity securities in respect of shares of the Company outstanding as of the date the lock-up agreement is executed for any payment due for the exercise of options or other rights to purchase securities of the Company and to cover tax withholding obligations or taxes due in connection with such vesting, settlement or exercise (including by means of a “net settlement,” “sell to cover” or otherwise); and pursuant to trading plans established in accordance with Rule 10b5-1 under the Exchange Act prior to the date hereof. This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Nasdaq Global Market Listing
The shares are listed on the Nasdaq Global Market under the symbol “LCID.”
Short Positions
In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriter may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with this offering, the underwriter may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
Each person in a Relevant State (other than a Relevant State where there is a Permitted Public Offer) who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public, other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
No shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom (“UK”), except that offers of shares of common stock may be made to the public in the UK at any time:
a.
to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

b.
to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriter for any such offer; or

c.
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of paragraph 15 of Schedule 1 of the POATR.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in paragraph 4 of regulation 7 of the POATR, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public, other than their offer or resale in the UK to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares of common stock and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock issued pursuant to this offering that are held by such Non-U.S. Holders as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, in each case as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, this summary does not address considerations relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
banks, insurance companies and other financial institutions;

•
regulated investment companies;

•
real estate investment trusts;

•
tax-exempt organizations;

•
brokers, dealers or traders in securities or currencies;

•
certain former citizens or residents of the United States;

•
persons that elect to mark their securities to market;

•
persons holding our common stock as part of a straddle, hedge, conversion or other integrated transaction;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services;

•
controlled foreign corporations;

•
passive foreign investment companies; and

•
partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships, and partners of a partnership, holding shares of our common stock should consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of shares of our common stock.
In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of shares of our common stock.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not, and is not treated as, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Treasury Regulations.

Distributions
As discussed in the section of this prospectus supplement titled “Dividends,” we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain stock distributions) with respect to shares of our common stock (or if we engage in certain redemptions that are treated as distributions with respect to shares of our common stock), any such distributions will generally be treated as dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of such distributions in excess of our current and accumulated earnings and profits will be treated, first, as a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock (but not below zero) and, thereafter, as capital gain, which is subject to the tax treatment described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder with respect to shares of our common stock will generally be subject to U.S. federal withholding tax at a rate of thirty percent (30%) of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a properly executed IRS Form W-8BEN or W-8BEN-E (or its successor form or other applicable documentation) certifying its qualification for such lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Non-U.S. Holders should expect that the gross amount of any actual distributions with respect to our common stock will generally be subject to U.S. withholding tax, unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.
No amounts in respect of U.S. federal withholding tax will generally be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or its successor form or other applicable documentation). Any such effectively connected dividends will instead generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates that apply to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (subject to certain adjustments). Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock unless:
•
such gain is “effectively connected” with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates that apply to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” as discussed above under “— Distributions.”
Gain recognized by a Non-U.S. Holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate specified by an applicable income tax treaty), which gain may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though such individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, although there can be no assurance in this regard, we believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent (5%) or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or such Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a thirty percent (30%) withholding rate may be imposed on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of thirty percent (30%), unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Treasury Department. We will not pay any amounts to holders in respect of any amounts withheld. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

LEGAL MATTERS
The legality of the common stock offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. The underwriter has been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements of Lucid Group, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus
LUCID GROUP, INC.
Common Stock

We may offer, issue and sell shares of our common stock (such shares of common stock, the “securities”) from time to time in one or more offerings (the “offerings”) on a continuous or delayed basis.
We will provide the specific prices of the securities in one or more supplements to this prospectus at the time of the applicable offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “LCID.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell the securities from time to time. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts and prices of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “Lucid,” the “Company,” “we,” “our” and “us” refer to Lucid Group, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026;

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Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2025;

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Our Current Reports on Form 8-K, filed with the SEC on January 23, 2026, February 24, 2026 (only with respect to Item 2.05 and Item 8.01 therein and the related exhibits thereto), April 14, 2026 (only with respect to Item 5.02 therein and the related exhibits thereto) and April 14, 2026 (only with respect to Items 1.01, 3.02, 3.03 and 8.01 therein and the related exhibits thereto); and

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The description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-39408), filed with the SEC on July 23, 2021, and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the applicable offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may contact us at Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560, by email: investor@lucidmotors.com, or by telephone: (510) 648-3553.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“Ayar” are to Ayar Third Investment Company, an affiliate of PIF and the controlling stockholder of the Company;
“Board” or “Board of Directors” are to the board of directors of Lucid Group Inc., a Delaware corporation;
“common stock” are to the Class A common stock of Lucid Group, Inc., par value $0.0001 per share;
“Convertible Senior Notes” are to the Company’s 1.25% Convertible Senior Notes due 2026, 5.00% Convertible Senior Notes due 2030 and 7.00% Convertible Senior Notes due 2031;
“current bylaws” are to the Company’s Second Amended and Restated Bylaws in effect as of the date of this prospectus;
“current certificate of incorporation” are to the Company’s Third Amended and Restated Certificate of Incorporation as amended and in effect as of the date of this prospectus;
“DGCL” are to the Delaware General Corporation Law, as amended;
“EV” are to electric vehicle;
“Nasdaq” are to The Nasdaq Stock Market LLC;
“PIF” are to the Public Investment Fund, the sovereign wealth fund of Saudi Arabia;
“Redeemable Convertible Preferred Stock” are to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of Lucid Group, Inc., par value $0.0001 per share, together;
“Series C Convertible Preferred Stock” are to the Series C Convertible Preferred Stock, par value $0.0001 per share, to be issued to Ayar pursuant to its subscription agreement with Lucid Group, Inc., dated April 14, 2026; and
“SMB” are to SMB Holding Corporation, a subsidiary of Uber Technologies, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “scheduled” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies, management, and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to battery and powertrain systems, software, and strategic partnerships, technology features and capabilities, manufacturing capabilities and facilities, logistics and supply chain, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our distribution strategy, our financial and operating outlook, future market launches and international expansion, including our manufacturing facility in Saudi Arabia and related timing and value to us, our needs for additional financing, and the promise of our technology. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
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changes in domestic and foreign business, economic, market, financial, political, regulatory and legal conditions, including changes of policies, imposition or proposed imposition of tariffs, export controls, threat of a trade war, the risk of a global economic recession or other downturn, bank closures and liquidity concerns at financial institutions, and global or regional conflicts or other geopolitical events, including the military operations in the Gulf region and the Middle East, and the potential escalation and broadening of the war in Iran;

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risks related to changes in overall demand for our products and services and cancellation of orders for our vehicles;

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risks related to prices and availability of commodities and components, including rare-earth minerals, semiconductors and their related products, and other materials, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of our vehicles;

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risks related to the uncertainty of our projected financial and operational information;

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risks related to the timing of expected business milestones and commercial product launches;

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risks related to the construction and expansion of our manufacturing facilities and the increase of our production capacity;

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our ability to manage expenses and control costs;

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risks related to future market adoption of our offerings;

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the effects of competition and the pace and depth of EV adoption generally on our business;

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changes in regulatory requirements, policies, and governmental incentives;

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changes in fuel and energy prices;

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our ability to rapidly innovate;

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our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers, including our ability to realize the anticipated benefits of our partnerships with Aston Martin, Uber Technologies, Inc., Nuro, Inc. and NVIDIA Corporation;

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our ability to effectively manage our growth and recruit and retain key employees, including our executive team;

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the ongoing need to attract, retain, and motivate key employees, including engineering and management employees, as we have undertaken multiple significant management changes in the past;

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risks related to potential vehicle recalls;

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our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

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risks related to our Redeemable Convertible Preferred Stock and Convertible Senior Notes;

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availability, reduction or elimination of, and our ability to obtain and effectively utilize, zero emission vehicle credits, tax incentives, and other governmental and regulatory programs and incentives;

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our ability to conduct equity, equity-linked, or debt financing in the future;

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our ability to pay interest and principal on our indebtedness;

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future changes to vehicle specifications which may impact performance, features, pricing, and other expectations;

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the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and

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other factors disclosed in this prospectus or our other filings with the SEC, including any accompanying prospectus supplement.

The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus or any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”
About Lucid
We are a technology company that is shaping the future of mobility through our innovations, advanced technology, and software-defined vehicle platforms. Our award-winning Lucid Air and Lucid Gravity set new standards with their unmatched combination of performance, range, space and efficiency. Our focus on in-house hardware and software innovation, vertical integration, and a “clean sheet” approach to engineering and design led to the development of the award-winning Lucid Air and Lucid Gravity, and upcoming Midsize platform.
We sell vehicles directly to consumers in North America through our retail sales network and online channels, including Lucid Financial Services. We believe that owning and operating our sales network provides the best opportunity to closely manage the customer experience, gather direct feedback, and ensure that every interaction is tailored to customer needs. We are also actively exploring alternative importer and agency models to enhance flexibility and optimize our distribution strategy in response to evolving market dynamics. We also own and operate a vehicle service network comprised of service centers in major metropolitan areas and a fleet of mobile service vehicles. In addition to our in-house capabilities, we continue to grow an approved list of specially trained collision repair shops, which in some cases serve as repair hubs for mobile service.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive office is located at 7373 Gateway Boulevard, Newark, CA 94560 and our telephone number is (510) 648-3553. We maintain a website at https://www.lucidmotors.com. The information on, or accessible through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. We have included our website address only as an inactive textual reference.
Controlled Company Exemption
As of March 31, 2026, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the eight directors to the Board. On and after April 15, 2026, Ayar is expected to have the ability to nominate five of the nine directors to the Board. Ayar is an affiliate of PIF.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” together with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other information contained or incorporated by reference into this prospectus and any accompanying prospectus supplement. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition.
Risks Related to the Offerings and Our Common Stock
We have broad discretion in the use of the net proceeds from the offerings and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from the offerings. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from the offerings or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from the offerings in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.
The issuance of additional shares of our common stock or other equity or equity-linked securities, including upon conversion, optional redemption or repurchase of convertible securities, or sales of a significant portion of our common stock, could depress the market price of our common stock.
Future issuances of shares of our common stock, or of securities convertible into or exercisable for our common stock, could depress the market price of our common stock and result in significant dilution for holders of our common stock. This includes the potential issuance of a substantial number of shares of our common stock upon the conversion, optional redemption, or repurchase of our Redeemable Convertible Preferred Stock. The Redeemable Convertible Preferred Stock is convertible into our common stock at specified conversion prices, subject to customary anti-dilution adjustments, and the number of shares issuable upon conversion may increase over time due to the compounding of dividends at an initial rate of 9% per annum, which are not subject to any cap or sunset provisions and may accrue in perpetuity. As a result, the number of shares of common stock issuable upon conversion of the Redeemable Convertible Preferred Stock may continue to increase, further diluting the ownership interests of existing common stockholders.
In addition, in certain circumstances, including in connection with a mandatory conversion, optional redemption, or a fundamental change (as defined in the respective Certificate of Designations of the Redeemable Convertible Preferred Stock), holders of the Redeemable Convertible Preferred Stock may be entitled to receive “Minimum Consideration (as defined in the respective Certificate of Designations of the Redeemable Convertible Preferred Stock).” If the value of the Minimum Consideration exceeds the Accrued Value (as defined in the respective Certificate of Designations of the Redeemable Convertible Preferred Stock) of the Redeemable Convertible Preferred Stock, we would be required to issue a number of shares of common stock that is presently indeterminable and, particularly if our stock price is substantially below the initial conversion price, such issuances could result in significant dilution to the common stockholders which could have a material adverse effect on the market prices of our common stock and on our financial condition, liquidity, and ability to obtain additional financing.
The exercise of our outstanding warrants and options, the vesting and settlement of our restricted stock units and the conversion of our Convertible Senior Notes may also result in additional dilution to holders of our common stock. In the future, we may issue additional shares of our common stock, or securities convertible into or exercisable for common stock, in connection with generating additional capital, future acquisitions, repayment of outstanding indebtedness, under our stock incentive plan, or for other reasons.

The market price of shares of our common stock could decline as a result of substantial sales of common stock or securities convertible into shares of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
In addition, pursuant to the Investor Rights Agreement, dated February 22, 2021 (as amended from time-to-time, the “Investor Rights Agreement”), Ayar, and certain other parties thereto are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights with respect to their shares of common stock (including shares of common stock underlying the Redeemable Convertible Preferred Stock held by Ayar) and Ayar’s shares of the Redeemable Convertible Preferred Stock. We also provided certain registration rights to SMB with respect to the shares of common stock previously issued to it in September 2025 and the shares of common stock to be issued to it pursuant to the subscription agreement the Company entered into with SMB on April 14, 2026. If either pursuant to any registration statement or through another avenue, one or more of these stockholders were to sell a substantial portion of the securities they hold, including any common stock issued upon conversion, redemption or repurchase of our Redeemable Convertible Preferred Stock, it could cause the trading price of our common stock to decline. Furthermore, given Ayar’s substantial concentration in ownership of our common stock and the Redeemable Convertible Preferred Stock, if Ayar were to elect to sell in the open market or in private placement transactions, it could have the effect of increasing the volatility in our stock price or putting significant downward pressure on the price of our common stock.
Securities or industry analysts may or may not publish research or reports about us, our business, our market, or change their recommendations regarding our common stock adversely, which could cause the price and trading volume of our common stock to decline.
The trading market for our common stock can be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors.
Similarly, if any of the analysts who do cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock may decline. If any analyst who covers us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
The price of our common stock has been, and may continue to be, volatile, and this volatility may negatively impact the trading price of our common stock.
The trading price of our common stock has fluctuated substantially. The trading price of our common stock depends on many factors, including those described elsewhere in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause investors to lose all or part of the investment in our common stock since investors might be unable to sell them at or above the price the investor paid for them. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for it. In such circumstances, the trading price of our common stock may not recover and may experience a further decline.
Factors affecting the trading price of our common stock may include:
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market conditions in the broader stock market in general, or in our industry in particular;

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actual or anticipated fluctuations in our quarterly financial or operating results or the quarterly financial or operating results of companies perceived to be similar to ours;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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the public’s reaction to financial projections and any other guidance or metrics that we may publicly disclose, including any decision to adjust or withdraw such financial projections, guidance or metrics;

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speculation in the press or investment community;

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actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

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lower-than-anticipated industry-wide EV adoption rates or perception that EV demand is slowing;

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the operating results failing to meet the expectation of securities analysts or investors in a particular period;

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the timing of the achievement of objectives under our business plan and the timing and amount of costs we incur in connection therewith;

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changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

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operating and stock price performance of other companies that investors deem comparable to ours;

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market reaction to any of our strategic partners;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation or investigations involving us;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of our common stock available for public sale, including as a result of conversion of our Redeemable Convertible Preferred Stock or our Convertible Senior Notes;

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any major change in our Board or management;

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sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

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general economic and political conditions, such as uncertainties in trade policies, the imposition or proposed imposition of tariffs, export controls, threat of a trade war, recessions, interest rate changes, inflation, bank closures and liquidity concerns at financial institutions, changes in diplomatic and trade relationships, fluctuations in foreign currency exchange rates, acts of war or terrorism, and natural disasters; and

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other risk factors listed in this section “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to ours could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including global or regional conflicts and other geopolitical events, natural disasters, and any other global pandemics, as well as general economic, political and market conditions such as recessions, inflation, bank closures and liquidity concerns at financial institutions, or interest rate changes, may seriously affect the market price of our common stock and other securities, regardless of our actual operating performance. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Furthermore, the stock markets in general, and the markets for technology and EV stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of the companies. The trading price of our common stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, hedging activity by holders of the Convertible Senior Notes may impact the market price of our common stock, in particular during any redemption conversion period in connection with a redemption of the Convertible Senior Notes or any observation period for a conversion of the Convertible Senior Notes.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
Our substantial indebtedness could adversely affect our financial condition and our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy.
We are a highly leveraged company. As of December 31, 2025, we and our subsidiaries had approximately $2.7 billion of indebtedness for borrowed money and we and our subsidiaries had availability of approximately $2.4 billion under the existing loan agreements and credit facilities subject to certain covenants.
Our substantial indebtedness could have important consequences to you. For example, it could:
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increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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place us at a competitive disadvantage compared to our competitors that have less debt; and

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limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

We are a “controlled company” within the meaning of the applicable Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
As of March 31, 2026, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of the Nasdaq rules, and as a result, we qualify for exemptions from certain corporate governance requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to have: (a) a majority of independent directors on the board; (b) a nominating committee comprised solely of independent directors; (c) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (d) director nominees selected, or recommended for the selection by the board, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although currently we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Ayar also has the ability to nominate five of the eight directors to our Board.
In addition, for so long as Ayar holds the Redeemable Convertible Preferred Stock and as result of the consent and voting rights of the Redeemable Convertible Preferred Stock, coupled with the voting rights associated with Ayar’s existing ownership of common stock in the Company, Ayar has significant power to influence the outcome over any matter submitted for the vote of the holders of our common stock and to influence certain matters affecting our governance and capitalization. Further, Ayar is entitled to receive additional shares of our common stock under the prepaid forward transactions. This concentration of ownership and voting power allows Ayar to exercise control over certain decisions, in particular with regards to governance and capitalization matters, including matters requiring approval by our stockholders (such as, subject to the Investor Rights Agreement, the election of directors and the approval of mergers or other extraordinary transactions), regardless of whether or not other stockholders believe that the transaction is in their own best interests.
The interests of Ayar may differ from the interests of our other stockholders and, as such, Ayar’s voting power and influence over us may decrease the relative interests of our other stockholders or of the Company. Such concentration of voting power could also have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock issued pursuant to the offerings that are held by such Non-U.S. Holders as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, in each case as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, this summary does not address considerations relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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banks, insurance companies and other financial institutions;

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regulated investment companies;

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real estate investment trusts;

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tax-exempt organizations;

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brokers, dealers or traders in securities or currencies;

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certain former citizens or residents of the United States;

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persons that elect to mark their securities to market;

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persons holding our common stock as part of a straddle, hedge, conversion or other integrated transaction;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services;

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controlled foreign corporations;

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passive foreign investment companies; and

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partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships, and partners of a partnership, holding shares of our common stock should consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of shares of our common stock.
In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of shares of our common stock.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not, and is not treated as, any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Treasury Regulations.

Distributions
We do not currently anticipate paying cash dividends on our common stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain stock distributions) with respect to shares of our common stock (or if we engage in certain redemptions that are treated as distributions with respect to shares of our common stock), any such distributions will generally be treated as dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of such distributions in excess of our current and accumulated earnings and profits will be treated, first, as a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock (but not below zero) and, thereafter, as capital gain, which is subject to the tax treatment described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder with respect to shares of our common stock will generally be subject to U.S. federal withholding tax at a rate of thirty percent (30%) of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a properly executed IRS Form W-8BEN or W-8BEN-E (or its successor form or other applicable documentation) certifying its qualification for such lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Non-U.S. Holders should expect that the gross amount of any actual distributions with respect to our common stock will generally be subject to U.S. withholding tax, unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.
No amounts in respect of U.S. federal withholding tax will generally be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or its successor form or other applicable documentation). Any such effectively connected dividends will instead generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates that apply to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (subject to certain adjustments). Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock unless:
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such gain is “effectively connected” with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates that apply to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” as discussed above under “— Distributions.”
Gain recognized by a Non-U.S. Holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate specified by an applicable income tax treaty), which gain may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though such individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, although there can be no assurance in this regard, we believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent (5%) or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or such Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a thirty percent (30%) withholding rate may be imposed on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of thirty percent (30%), unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Treasury Department. We will not pay any amounts to holders in respect of any amounts withheld. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
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to underwriters for resale to purchasers;

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directly to purchasers;

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through agents or dealers to purchasers; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of Lucid Group, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

36,057,692 shares
Lucid Group, Inc.
Common Stock

Prospectus Supplement
BofA Securities
April 14, 2026